Exhibit 99.1

Contact Information:
Joele Frank or Judith Wilkinson
212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

IMCLONE SYSTEMS BOARD OF DIRECTORS
URGES STOCKHOLDERS TO REJECT ICAHN SOLICITATION

New York, NY — October 3, 2006 — The Board of Directors of ImClone Systems Incorporated (NASDAQ: IMCL) determined today that Carl Icahn’s proposals seeking to remove six of the Company’s directors without cause and elect a person selected by Mr. Icahn to the Board—for which he is soliciting stockholder consents—are not in the best interests of the Company’s stockholders and to recommend that the Company’s stockholders not grant their consent to Mr. Icahn’s proposals.  The Board urges stockholders not to sign any white consent card sent to them by Mr. Icahn.

The Company expects shortly to file with the Securities and Exchange Commission and send to its stockholders a consent revocation statement setting forth the basis of the Board’s determination.

The Board established a committee of six directors to supervise the process of responding to Mr. Icahn’s solicitation and adopted certain amendments to the Company’s by-laws, including to eliminate the requirement of the by-laws that directors can only be removed for cause. The Board also fixed October 3, 2006 as the record date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to Mr. Icahn’s consent solicitation.

Important Information

ImClone Systems plans to file a consent revocation statement with the SEC in connection with the consent solicitation begun by Carl Icahn, Alexander Denner and their affiliates. We urge investors to read this statement and any other relevant documents that ImClone Systems files with the SEC when they become available because they will contain important information.  Security holders will be able to obtain a free copy of this statement and other related documents filed by ImClone Systems at the SEC’s website at www.sec.gov.  When available, this statement and other related documents may also be obtained from ImClone Systems free of charge on our website at www.imclone.com or by contacting the office of the General Counsel, tel (212) 645-1405.

Information regarding the identity of the persons who under SEC rules may be deemed to be participants in any solicitation by ImClone Systems of its shareholders in connection with the consent solicitation, and the participants’ interests in the solicitation, will be set forth in the consent revocation statement filed with the SEC.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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